ATTACHMENTS FOR N-SAR SUB-ITEM 77C
08-31-04 FYE FUNDS FOR THE 09-01-04 PERIOD
ENDED 2-19-05

J.P. Morgan Mutual Fund Trust (the Trust)

On January 20, 2005, Special Meetings of the shareholders of JPMorgan 100% U.S. Treasury
Securities Money Market Fund, JPMorgan California
 Tax Free Money Market Fund, JPMorgan Federal
Money Market Fund, JPMorgan Liquid Assets Money
 Market Fund, JPMorgan New York Tax Free Money
Market Fund, JPMorgan Prime Money Market Fund,
JPMorgan Tax Free Money Market Fund , JPMorgan
Treasury Plus Money Market Fund and JPMorgan
U.S. Government Money Market Fund (the Funds) all series of the Trust were held. Shareholders of the Funds voted to elect a new Board of Trustees. With respect to William J Armstrong, there were 45,783,987,698 affirmative votes and 1,719,976,566 negative votes. With respect to Roland E Eppley, Jr., there were
45,809,738,428 affirmative votes and
1,694,225,836 negative votes. With respect to John F. Finn, there were 45,801,880.009 affirmative votes and 1,702,084,255 negative votes. With respect to Dr. Matthew Goldstein, there were 45,807,410,139 affirmative votes and
 1,696,554,125 negative votes. With respect to Robert J. Higgins, there were 45,812,779,857 affirmative votes and 1,691,184,407 negative votes. With respect to Peter C. Marshall, there were 45,807,408,879 affirmative votes and
1,696,555,385 negative votes. With respect to Marilyn McCoy, there were 45,804,890,320 affirmative votes and 1,669,073,944 negative votes. With respect to William G. Morton, Jr., there were 45,722,885,895 affirmative votes and
1,781,078,369 negative votes. With respect to Robert A. Oden, Jr., there were 45,808,339,107 affirmative votes and
1,695,625,157 negative votes. With respect to Fergus Reid, III, there were 45,800,715,075 affirmative votes and 1,703,249,189 negative votes. With respect to Frederick W. Ruebeck, there
were 45,720,032,139 affirmative votes and
1,783,932,125 negative votes. With respect to James J. Schonbachler, there were 45,808,737,108 affirmative votes and
1,695,227,156 negative votes. With respect to Leonard M. Spalding, Jr., there were
45,803,334,227 affirmative votes and 1,700,630,037
negative votes.

At the January 20 meeting, the shareholders of JPMorgan 100% U.S. Treasury Securities Money Market
Fund also voted to approve the agreement
 and plan to reorganize into a corresponding series of J.P. Morgan Mutual Fund Series. With respect to this reorganization there were 2,025,177,914 affirmative votes and 59,591,046 negative votes. In addition, shareholders of JPMorgan 100% U.S. Treasury Securities Money
 Market Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 1,600,140,487
affirmative votes and 481,855,175 negative votes.

At the January 20 meeting, the shareholders of JPMorgan California Tax Free Money Market Fund also voted to approve the agreement and plan to reorganize into a corresponding series of J.P.
 Morgan Mutual Fund Series. With respect to this reorganization there were 85,512,388 affirmative votes and 14,392 negative votes. In addition, shareholders of JPMorgan California Tax
Free Money Market Fund voted to
amend the fundamental investment restriction on borrowing. With respect to this matter th ere were 85,085,834 affirmative votes and 440,946 negative votes.

At the January 20 meeting, the shareholders of JPMorgan Federal Money Market Fund also voted to approve the agreement and plan to reorganize into a corresponding series of J.P. Morgan Mutual
 Fund Series.  With respect to this
reorganization there were 1,307,347,570 affirmative votes and 42,265,591 negative votes.
In addition, shareholders of JPMorgan Federal
Money Market Fund voted to amend the
fundamental investment restriction on borrowing.
With respect to this matter there were
1,283,918,526 affirmative votes and 64,693,216
negative votes.

At the January 20 meeting, the shareholders of JPMorgan New York Tax Free Money Market Fund also voted to approve the agreement and plan to reorganize into a corresponding series of J.P.
Morgan Mutual Fund Series. With respect to this reorganization there were 658,647,832 affirmative votes and 25,279,233 negative votes.
In addition, shareholders of JPMorgan New York
Tax Free Money Market Fund voted to amend the fundamental investment restriction on borrowing.
 With respect to this matter there were
 625,028,214 affirmative votes and 30,747,821
negative votes.

At the January 20 meeting, the shareholders of JPMorgan Prime Money Market Fund also voted to approve the agreement and plan to reorganize into a corresponding series of J.P. Morgan Mutual
 Fund Series. With respect to this reorganization there were 25,646,727,013 affirmative votes and 68,436,301 negative votes.
In addition, shareholders of JPMorgan Prime Money
Market Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 24,102,642,634 affirmative votes and 1,145,021,792 negative votes.

At the January 20 meeting, the shareholders of JPMorgan Tax Free Money Market Fund also voted to approve the agreement and plan to reorganize into a corresponding series of J.P.
Morgan Mutual Fund Series. With respect to this reorganization there were 6,667,841,563 affirmative votes and 66,526,702 negative votes.
In addition, shareholders of JPMorgan Tax Free
Money Market Fund voted to amend the
fundamental investment restriction on borrowing.
 With respect to this matter there were
6,403,927,455 affirmative votes and 133,947,771
 negative votes.

At the February 3, 2005 adjournment of the January
 20, 2005 meeting, the shareholders of JPMorgan
Liquid Assets Money Market Fund voted to
 merge into One Group Prime Money Market Fund.
With respect to this matter there were
1,777,625,159 affirmative votes and 3,804,150
negative votes.  Shareholders of JPMorgan Liquid
Assets Money Market Fund voted also to
approve the agreement and plan to reorganize into
 a corresponding series of J.P. Morgan Mutual
Fund Series. With respect to this matter there were 1,777,646,733 affirmative votes and
3,782,576 negative votes.  In addition,
shareholders of JPMorgan Liquid Assets Money
Market Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 1,772,969,977 affirmative votes and 3,921,597 negative votes.

At the February 3, 2005 adjournment of the January
 20, 2005 meeting, shareholders of JPMorgan
Treasury Plus Money Market Fund voted to merge into One Group U.S. Treasury Plus Money
 Market Fund. With respect to this matter there were 2,170,344,544 affirmative votes and 6,312,272 negative votes. Shareholders of
JPMorgan Treasury Plus Money Market Fund voted also to approve the agreement and plan to reorganize into corresponding series of J.P.
 Morgan Mutual Fund Series. With respect to this matter there were 2,169,861,458 affirmative votes and 6,201,891 negative votes. In addition, shareholders of JPMorgan Treasury Plus Money
Market Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 1,770,527,950
affirmative votes and 406,243,644 negative votes.

At the February 3, 2005 adjournment of the January
 20, 2005 meeting, shareholders of JPMorgan U.S.
 Government Money Market Fund voted
to merge into One Group Government Money Market
Fund. With respect to this matter there were 5,116,332,577 affirmative votes and
27,144,708 negative votes.  Shareholders of
JPMorgan U.S. Government Money Market Fund voted also to approve the agreement and plan to reorganize into corresponding series of J.P.
Morgan Mutual Fund Series. With respect to this matter there were 5,112,215,283 affirmative votes and 26,461,042 negative votes. In addition, shareholders of JPMorgan Treasury Plus
Money Market Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 4,774,571,677 affirmative votes and 368,710,720 negative votes.